EXHIBIT 10.1 - FIRST AMENDMENT AU CONSOLIDATED AGREEMENT

                       FIRST AMENDMENT TO LETTER OF INTENT

      THIS FIRST AMENDMENT TO LETTER OF INTENT (the "First Amendment") is made and entered into as of this the 20th day of February, 1998 by and among Au Consolidated, Inc. ("Lessor"), Cochise Mining Corporation ("Lessee") and LS Capital Corporation ("LS Capital").

                                    Recitals

         WHEREAS, Lessor, Lessee and LS Capital entered into a Letter of Intent (the "Letter of Intent") dated November 20, 1997 regarding the lease by Lessor to Lessee of certain mineral rights on certain land under the control of Lessor;

         WHEREAS, Section 2(g) of the Letter of Intent requires LS Capital to invest in Lessee, or raise on behalf of Lessee, $1.4 million by May 1, 1998, and if LS Capital fails to raise such funds by such date, Lessor is entitled to terminate the lease described in the preceding recital;

         WHEREAS, Lessor has requested LS Capital to advance an additional $25,000 to Lessee to be used according to the estimated budget for the testing described in the Proposed Plan and Budget from Richard and Michael Bradshaw for recovery of gold and silver from Lessee's property, a copy of which is attached hereto (the "Proposal");

         WHEREAS, LS Capital is willing to advance the aforementioned additional $25,000 amount on the condition that certain agreements contained herein are entered into and the Letter of Intent is amended in the manner described herein; and

         WHEREAS, all of the parties named above desire to enter into the agreements contained herein and to amend the Letter of Intent upon the terms, provisions and conditions set forth hereinafter;

                                    Agreement

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the undersigned parties to amend the Letter of Intent and LS Capital's agreement to advance $25,000 to Lessee, the undersigned parties agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such terms in the Letter of Intent):

         1. Additional Advance. LS Capital hereby agrees to advance to Lessee up to $25,000 for the purposes described in the Proposal, including the physical delivery of the recovered gold and silver and the refiner's supporting statement to Lessee. All parties hereto hereby agree that the amounts to be advanced pursuant to this Section 1 of this First Amendment, and all other amounts that LS Capital may advance to or behalf of Lessee from time to time, shall be credited toward LS Capital's obligation to raise or invest $1.4 million, as provided for in Section 2(g) of the Letter of Intent.



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         2.  Amendments to the Letter of Intent.  So long as Lessee fulfills its obligation to pay to Lessor the royalty payment in the sum of $54,000.00 on April 1, 1998, the dates contained in the Letter of Intent shall be extended for 90 additional days (for example, the reference to "May 1, 1998" in Section 2(g) of the Letter of Intent shall refer to "August 1, 1998," and LS Capital shall have until August 1, 1998, for all purposes of the Letter of Intent, to fulfill its obligations to invest in Lessee, or raise on behalf of Lessee, $1.4 million).

         3. Confidentiality. Lessor hereby agrees to maintain on a confidential basis and not to disclose to any person who is not a shareholder of Lessor or Lessee and not to disclose to any other person, any of the results of the testing, bulk sample production and recovery conducted on behalf of Lessee pursuant to the Proposal or otherwise.

         4. Miscellaneous. Except as otherwise expressly provided herein, the Letter of Intent is not amended, modified or affected by this First Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Letter of Intent are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this First Amendment becomes effective, the terms, "Letter of Intent," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Letter of Intent shall, except where the context otherwise requires, refer to the Letter of Intent, as amended by this First Amendment. This First Amendment may be executed into one or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto effective as of the first date written above.

LS CAPITAL CORPORATION,                     COCHISE MINING CORPORATION.
a Delaware corporation                      a Delaware corporation


By:  /s/ Paul J. Montle                     By: /s/ Paul  J. Montle
         Paul J. Montle, President          Paul J. Montle, Vice President

AU CONSOLIDATED, INC.


By     /s/ Frank Cobb

Name    Frank Cobb

Title:    President